Exhibit 23.1
Consent of lndependent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-195913 and No. 333-245008) on Form S-8 of Ambac Financial Group, Inc. of our reports dated February 24, 2022, with respect to the consolidated financial statements and financial statement schedules I, II and IV of Ambac Financial Group, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

New York, New York
February 24, 2022